                                                                    Exhibit 4.2



                                GLOBAL NOTE


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Date:  May 20, 1998                       TRI-STATE OUTDOOR MEDIA GROUP, INC


                                          By
                                            -----------------------------------
                                            Name:
                                            Title:


                     Trustee's Certificate of Authentication




This is one of the 11% Senior Notes due 2008 described in the within-mentioned Indenture.


Date:  May 20, 1998                    IBJ SCHRODER BANK & TRUST
                                            COMPANY, as Trustee


                                       By:
                                          -------------------------------------
                                            Authorized Signatory

                       TRI-STATE OUTDOOR MEDIA GROUP, INC.

                            11% Senior Note due 2008

                                                                CUSIP

No.                                                                  $

                  TRI-STATE OUTDOOR MEDIA GROUP, INC., a Kansas corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of Ninety-Nine Million, Eight Hundred Sixty Thousand United States Dollars ($99,860,000), on May 15, 2008.

                  Interest Payment Dates:   May 15 and November 15 of each year
                                            commencing November 15, 1998.

                  Regular Record Dates:     May 1 and November 1 of each year.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                       TRI-STATE OUTDOOR MEDIA GROUP, INC.

                            11% Senior Note due 2008




1.       Principal and Interest.

                  The Company will pay the principal of this Security on May 15, 2008.

                  The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                  Interest will be payable semiannually (to the holders of record of the Securities at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 1998.

                  The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated as of May 15, 1998, among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Securities (the "Closing Date"), or (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th calendar day following the Closing Date, or (c) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as defined in the Registration Rights Agreement) is not declared effective on or prior to the 210th calendar day following the Closing Date, or
(d) either (A) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, subject to certain exceptions, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Closing Date (each such event referred to in clause (a) through (d), a "Registration Default"), then the per annum interest rate borne by this Security shall be increased by 0.25% following the 60-day period referred to in clause (a) above, following the 180-day period referred to in clause (b) above, following the 210-day period referred to in clause (c) above, or in the case of clause (d) above, immediately following such Registration Default. Such per annum interest rate will increase by an additional 0.25% at the beginning of each subsequent 30-day period in the case of clause (a), (b) or (c) above, or 90-day period in the case of clause (d) above; provided, however, that in no event will the per annum interest rate borne by the Notes be increased by more than 1.5%. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by this Security from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

                  Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or, if no interest has been paid, from May 15, 1998; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Securities.

2.       Method of Payment.

                  The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each May 15 and November 15 to the Persons who are Holders (as reflected in the Security Register at the close of business on the May 1 and November 1 (each a "Regular Record Date") immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after May 15, 2008.

                  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the option of the Company, interest may be paid by check mailed to the address of the Holder entitled thereto as such address appears in the Security Register; provided that all payments to the Holders who have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date immediately preceding such Interest Payment Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. If a payment date is a date other than a Business Day at a place of payment, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Authenticating Agent, Paying Agent and Registrar. The Company may change any Authenticating Agent, Paying Agent or Registrar upon written notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.       Indenture; Limitations.

                  The Company issued the Securities under an Indenture dated as of May 15, 1998 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

                  The Securities are general obligations of the Company.

5.       Redemption.

                  Optional Redemption. The Securities may be redeemed at the option of the Company, in whole or in part, at any time and from time to time, on or after May 15, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning May 15 of each of the years set forth below:

                                                                         Redemption
                Year                                                          Price
                ----                                                          -----
                2003.......................................................105.500%
                2004.......................................................103.667%
                2005 ......................................................101.833%
                2006 and thereafter .......................................100.000%


                In addition, at any time or from time to time prior to May 15, 2001, the Company may at its option redeem Securities with the net proceeds of one or more Equity Offerings at a redemption price equal to 111% of the principal amount thereof, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that, immediately after giving effect to such redemption, at least 75% of the aggregate principal amount of the Securities (including any Additional Securities) remains outstanding; provided further that any such redemption occurs within 90 days of the date of closing of the related Equity Offering.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

6. Repurchase upon a Change in Control and Asset Sales.

                  (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

7.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

8.       Persons Deemed Owners.

                  A Holder may be treated as the owner of a Security for all purposes.

9.       Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

                  If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof.

11.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12.      Restrictive Covenants.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) additional Debt; (ii) Restricted Payments; (iii) certain Asset Sales; (iv) transactions with Affiliates; (v) restrictions on dividends and other payments affecting Restricted Subsidiaries; (vi) issuances and sale of Capital Stock of Restricted Subsidiaries; (vii) designation of Unrestricted Subsidiaries; (viii) limitations on Liens; and (ix) merger, consolidation and certain transfers of assets. Within 60 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.      Successor Persons.

                  When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

14.      Remedies for Events of Default.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then

Outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power.

15.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

17.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

18.      Governing Law.

           THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
                WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Tri-State Outdoor Media Group, Inc., 3416 Highway 41 South, Tifton, Georgia, Attention:
President.

                            [FORM OF TRANSFER NOTICE]

                       Tri-State Outdoor Media Group, Inc.
                            11% Senior Notes due 2008

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Security purchased by the Company pursuant to Section 1012 or Section 1013 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or Section 1013 of the Indenture, state the amount (in original principal amount) below:


                             $_____________________.



Date:

Your Signature: ________________________________
                  (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee: ____________________________
                     (Signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company)